Exhibit 99.1

The Simply Good Foods Company Completes Acquisition of Quest Nutrition

Denver, CO, November 7, 2019 - The Simply Good Foods Company (Nasdaq: SMPL) (“Simply Good Foods,” or the “Company”), a developer, marketer and seller of branded nutritional foods and snacking products, today announced that it has completed the acquisition of Quest Nutrition, LLC (“Quest”), a healthy lifestyle food company, which was previously announced on August 21, 2019.

Quest is a fast-growing active lifestyle brand with a highly-engaged consumer base. Its on-trend philosophy focuses on creating snacks that contain high protein levels with minimal sugars and net carbohydrates. The pairing of Simply Good Foods’ Atkins® brand and the Quest® brand unites well-established brands with attractive growth profiles that results in a leading nutritional snacking company with combined estimated annual net sales of nearly $900 million and strong operating margins. This combination positions Simply Good Foods to continue to benefit from consumer mega trends related to healthy eating and better nutrition as the great-tasting Atkins and Quest products offer consumers a smart and convenient approach to healthier snacking.

Simply Good Foods funded the purchase price of $1.0 billion, subject to certain customary purchase price adjustments and before transaction related fees, through a combination of cash on its balance sheet, proceeds of its recent equity offering and incremental borrowings under its outstanding credit facility. The incremental $460 million term loan and the initial outstanding $196 million term loan balance will have a coupon of LIBOR(1) plus 375 basis points. The incremental portion of the term loan was priced to lenders at 99.5% of par. The Company expects to pay down a portion of the $656 million in total term loan debt during fiscal 2020 and is currently targeting a net debt to Adjusted EBITDA(2) ratio of less than 3.75x by fiscal year-end August 2020.

“The acquisition of Quest brings together two great nutritional snacking brands that provide the combined business with greater consumer and channel diversification,” said Joseph E. Scalzo, President and Chief Executive Officer of Simply Good Foods. “The combination creates a unique, diversified nutritional snacking portfolio that offers consumers and retailers a broad range of products — bars, shakes, confections, cookies, chips and pizza - to satisfy their nutritional snacking needs. Marketplace trends for Quest are in-line with our estimates and the business is tracking to the calendar year 2019 financial performance we discussed when we announced the acquisition in August. Since the announcement, I’ve spent time with Dave Ritterbush, President of Quest, and we’re both excited to work together to unlock the value of our combined business and deliver shareholder value through both revenue growth and run-rate cost synergies. In addition to being part of my senior leadership team, Dave was unanimously appointed to our Board of Directors upon the closing. We look forward to leveraging Dave’s knowledge and extensive experience in managing nutritional snacking brands and businesses.”

Simply Good Foods expects to update its fiscal 2020 outlook, inclusive of the acquisition, on its first quarter earnings call in early January.

(1)London Interbank Offered Rate

(2)Adjusted EBITDA is a non-GAAP financial measure.

About The Simply Good Foods Company

The Simply Good Foods Company (Nasdaq: SMPL), headquartered in Denver, Colorado, is a highly-focused food company with a product portfolio consisting primarily of nutrition bars, ready-to-drink shakes, snacks and confectionery products marketed under the Atkins®, Quest®, SimplyProtein® and Atkins Endulge® brand names. Simply Good Foods is poised to expand its wellness platform through innovation and organic growth along with investment opportunities in the snacking space and broader food category. Simply Good Foods aims to lead the nutritious snacking movement with trusted brands that offer a variety of convenient, innovative, great-tasting, better-for-you snacks and meal replacements. For more information, please visit http://www.thesimplygoodfoodscompany.com.

Forward Looking Statements

Certain statements made herein are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by or include words such as “will”, “expect”, “intends” or other similar words, phrases or expressions. These forward-looking statements include statements regarding the integration of Quest, future plans for the Company, the estimated or anticipated future results (including those of Quest) and benefits of the Company’s future plans and operations, future capital structure, future opportunities for the Company, and other statements that are not historical facts. These statements are based on the current expectations of the Company’s management and are not predictions of actual performance. These statements are subject to a number of risks and uncertainties and the Company’s business and actual results may differ materially. These risks and uncertainties include, but are not limited to achieving the anticipated benefits of the Quest acquisition; difficulties and delays in achieving the synergies and cost savings in connection with the Quest acquisition; changes in the business environment in which the Company operates including general financial, economic, capital market, regulatory and political conditions affecting the Company and the industry in which the Company operates; changes in consumer preferences and purchasing habits; the Company’s ability to maintain adequate product inventory levels to timely supply customer orders; the impact of the Tax Act on the Company’s business; changes in taxes, tariffs, duties, governmental laws and regulations; the availability of or competition for other brands, assets or other opportunities for investment by the Company or to expand the Company’s business; competitive product and pricing activity; difficulties of managing growth profitably; the loss of one or more members of the Company’s or Quest’s management team; and other risk factors described from time to time in the Company’s Form 10-K, Form 10-Q, and Form 8-K reports (including all amendments to those reports) filed with the U.S. Securities and Exchange Commission from time to time. In addition, forward-looking statements provide the Company’s expectations, plans or forecasts of future events and views as of the date of this communication. Except as required by law, the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date, and cautions investors not to place undue reliance on any such forward-looking statements. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this communication.

Investor Contact

Mark Pogharian

Vice President, Investor Relations, Treasury and Business Development

The Simply Good Foods Company

717-307-8197

mpogharian@thesimplygoodfoodscompany.com